UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 1, 2003

Date of Report (Date of earliest event reported):

Commission File Number: 000-28915

-----------------------------------

SONORAN ENERGY, INC.

(Exact name of registrant as specified in its charter)

Washington                                                                                      13-4093341

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

1701 Westwind Drive, Suite 103, Bakersfield, California 93301

(Address of principal executive offices)

(866) 599-7676

(Issuer's telephone number, including area code)


Item 2.    Acquisition or Disposition of Assets.

   On April 1, 2003, Sonoran Energy, Inc. (the "Company") acquired a working interest in three natural gas producing properties in California's Sacramento Basin from Archer Exploration, Inc.  The Company has acquired varying percentages in the three properties that are producing 3,700 Mcf per day.

    The first property is located in the Malton-Black Butte Gas Field, Tehama County and the Company's interest consists of a 10% working interest in six wells and a water injection well producing a combines 1,000 Mcf per day.  The estimated economic life of production of this field is 20 years from the present.

    The second property, located in the Denverton Creek Gas Field, Solano County, consists of a 1.25% working interest in seven wells operated by Aspen Exploration.  As of January 1, 2003, the wells were producing 1,000 Mcf per day.

    The third property, located in the Maine Prairie Gas Field, Solano County, consists of a 1.41% working interest in four wells producing 1,700 Mcf per day as of January 1, 2003.

    To finance the purchase, the Company secured a $150,000 loan from Ironwood LLC covering all of the costs of acquisition. The loan is for a two-year term and gives the lender the right to convert any outstanding balance after two-years into common stock of the Company at a floor price of 50 cents per share.  The $150,000 loan is secured by a deed of trust on the Properties.

Dated:  April 3, 2003

SONORAN ENERGY, INC.

/s/ John Punzo

     John Punzo,

     President and CEO